UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 9.	REGULATION FD DISCLOSURE

On April 22 and April 23, 2004, Pharmacopeia Drug Discovery, Inc. (the “Company”) expects to make presentations concerning its business to certain investors.  The materials to be utilized during the presentations are attached as Exhibit 99.1 to this report.  Information concerning Pharmacopeia, Inc. (“Pharmacopeia”) and Accelrys Inc. included in Exhibit 99.1 was provided to the Company by Pharmacopeia.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 9 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISOCVERY, INC.

	By:	/s/ Brian M. Posner

Brian M. Posner, Vice President Finance, Secretary and Treasurer

Date: April 22, 2004